UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 31, 2006 (May 25, 2006)
HEALTHSPRING, INC.
(Exact name of registrant as specified in charter)

Delaware	001-32739	20-1821898
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

44 Vantage Way, Suite 300 Nashville, Tennessee (Address of principal executive offices)	37228 (Zip Code)
(615) 291-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-99.1 EMPLOYMENT AGREEMENT

Item 1.01 Entry into a Material Definitive Agreement.
HealthSpring, Inc. (“HealthSpring”) has entered into an Employment Agreement, dated May 25, 2006 (the “Employment Agreement”), with Craig S. Schub, as its Senior Vice President and Chief Marketing Officer. Mr. Schub began employment with HealthSpring as an at-will employee on April 17, 2006. At such time he was awarded a non-qualified stock option to purchase up to 150,000 shares of HealthSpring’s common stock.
The Employment Agreement provides for a minimum annual base salary of $250,000 and eligibility for an annual bonus of up to 50% of Mr. Schub’s base salary (based on annual budgetary and other objectives determined by the compensation committee of the board of directors for each fiscal year of employment), and Mr. Schub is entitled to other benefits made available by HealthSpring to its other senior executives. Mr. Schub’s employment will continue until his resignation (with or without good reason), disability, death, or termination of employment with or without cause.
If his employment is terminated by HealthSpring without cause or by Mr. Schub for good reason, Mr. Schub shall be entitled to (a) receive a severance payment equal to his annual base salary and (b) continue to participate in HealthSpring’s employee benefit programs for senior executive employees (other than bonus and incentive compensation plans) for one year following the date of termination; provided, that the severance benefits referred to above will be reduced to the extent the he receives compensation from another employer during the severance period unless he is terminated without cause in connection with a sale of HealthSpring, as defined in the employment agreement. If Mr. Schub’s employment is terminated with cause, by him without good reason, or otherwise as a result of his death or disability, he shall only be entitled to receive his accrued salary through the termination date and the other benefits required by applicable law or otherwise specifically provided for in HealthSpring’s applicable employee benefit plans.
Mr. Schub has agreed to limitations on his ability to disclose confidential information relating to HealthSpring and acknowledges that all discoveries, inventions, methods and other work product relating to his employment belong to HealthSpring. Also, during the twelve-month period following Mr. Schub’s termination of employment by the Company for cause or by the Company or Mr. Schub under circumstances giving rise to severance payments, he agrees not to engage in any manner of business engaged in by HealthSpring in the United States. Furthermore, during this twelve-month period, Mr. Schub also agrees not to solicit HealthSpring’s customers, suppliers, or other business relations or solicit or hire its employees.
The Employment Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The foregoing description of the Employment Agreement is not complete and is qualified in its entirety by reference to the complete text of the Employment Agreement.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit Number	Description
99.1	Employment Agreement between HealthSpring, Inc. and Craig S. Schub dated May 25, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSPRING, INC.
By:	/s/ J. Gentry Barden
J. Gentry Barden
Senior Vice President, Corporate General Counsel, and Secretary

Date: May 31, 2006